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                                                                     EXHIBIT 4.1

               WARRANT PURCHASE AND REGISTRATION RIGHTS AGREEMENT

      THIS WARRANT PURCHASE AND REGISTRATION RIGHTS AGREEMENT ("Agreement") is made and entered into on September 26, 2005 (the "Effective Date") by and between Arcadia Resources, Inc., a Nevada corporation ("Seller" or "Company"), and Royal Bank of Canada, by its agent RBC Capital Markets Corporation ("Purchaser"). Seller and Purchaser are sometimes referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS

      A. Subject to the terms and conditions of this Agreement, the Company desires to issue and sell to Purchaser a warrant, in the form attached hereto as Exhibit A ("Series B-1 Warrant") that would permit the Purchaser to purchase that number of shares of the Company's common stock, $0.001 par value per share (the "Common Stock") specified on the last page of this Agreement at an exercise price of $0.001 per share for the term specified in the Series B-1 Warrant.

      B. Subject to the terms and conditions of this Agreement, the Company desires to issue and sell to Purchaser a warrant to issue and sell to Purchaser a Warrant, in the form attached hereto as Exhibit B ("Series B-2 Warrant") that would permit the Purchaser to purchase that number of shares of Common Stock specified on the last page of this Agreement at an exercise price of Two and 25/100 ($2.25) Dollars for the term specified in the Series B-2 Warrant.

      C. The Purchaser, which is an accredited investor as that rule is defined in Rule 501(a) of Regulation D promulgated by the U.S. Securities and Exchange Commission (the "Commission"), desires to purchase from the Company the Series B-1 Warrant and Series B-2 Warrant (collectively the "Warrants"), subject to the terms and conditions of this Agreement. The shares of Common Stock issuable on exercise of the Warrants are collectively referred to herein as the "Warrant Shares."

      NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller agree as follows:

      1. SALE OF WARRANTS. Upon execution of this Agreement, Purchaser hereby agrees to and does purchase from Seller, and Seller hereby agrees to and does sell to Purchaser, one Series B-1 Warrant and one Series B-2 Warrant per the specifications set forth on the last page of this Agreement.

      2. PURCHASE PRICE. The purchase price of the Warrants ("Purchase Price") shall be the amount equal to the product of (a) the number of shares of Common Stock issuable on exercise of the Series B-1 Warrant multiplied by (b) Two Dollars and 25/100 ($2.25) Dollars.

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      3. PAYMENT OF PURCHASE PRICE. Contemporaneously with the execution of this
Agreement, the Purchase Price shall be paid in full in U.S. Dollars by certified check or wire transfer.

      4. ISSUANCE OF WARRANTS. Upon Seller's receipt of payment in full of the Purchase Price, Seller shall deliver to Purchaser the Series B-1 Warrant and the Series B-2 Warrant.

      5. ACKNOWLEDGMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser acknowledges, covenants, represents and warrants to Seller each of the following:

            (a) ORGANIZATION; AUTHORITY; ENFORCEABILITY. Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution, delivery and performance by Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or similar action on the part of Purchaser. This Agreement and any related transaction documents have been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.

            (b) NO CONFLICTS. The execution, delivery and performance of this Agreement by Purchaser, and Purchaser's consummation of the transactions contemplated hereby, will not result in a violation of the organizational documents of Purchaser, or result in a violation of any statute, law, rule, regulation, writ, injunction, order, judgment or decree applicable to Purchaser. Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental or regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof.

            (c) GENERAL SOLICITATION. Purchaser is not purchasing the Warrants or the Warrant Shares (collectively the "Securities") as a result of any advertisement, article, notice or other communication regarding the Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Purchaser did not receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit or generally available, or attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

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            (d) INVESTMENT; NO PUBLIC DISTRIBUTION. The Warrants are being purchased by Purchaser for its own account, for investment purposes only, not for the account of any other person, and not with a view to distribution, assignment or resale to others in whole or in part. Purchaser has no present intention of selling or otherwise distributing the Securities, and shall not sell, transfer or otherwise distribute any of the Securities except in compliance with federal and applicable state laws and regulations promulgated thereunder. Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, pledge, hypothecate, grant any option to purchase or otherwise dispose of any of the Securities. Nothing herein shall prevent the distribution of any Securities to any subsidiary, member, partner, stockholder, affiliate or former member, partner, stockholder or affiliate of Purchaser in compliance with federal and applicable state laws and the terms and conditions of this Agreement.

            (e) ACCREDITED INVESTOR STATUS. Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated by the Commission and has such knowledge, sophistication and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of the investment in the Warrants.

            (f) RESIDENCY. Purchaser is a resident of or domiciled in the jurisdiction designated on the signature page of this Agreement.

            (g) RELIANCE ON EXEMPTIONS. Purchaser acknowledges that the Warrants are being offered and sold to it by Seller in reliance on specific exemptions from the registration requirements of United States federal and applicable state securities laws and that the Company is relying on the truth and accuracy of, and Purchaser's compliance with, the representations, covenants, warranties, agreements, acknowledgments and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

            (h) INFORMATION. Purchaser and its advisors, if any, have obtained or have been furnished with all publicly available financial, operational, business and other data, statements, information and materials relating to the business, finances, prospects and operations of the Company. The Company or its representatives have made available to Purchaser all documents and information that Purchaser has requested relating to an investment in the Securities. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company, and all such questions have been answered to its full satisfaction. Neither such inquiries nor any other due diligence investigations conducted by Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the terms and conditions of this Agreement or the acknowledgements, covenants, representations and warranties given by Purchaser hereunder. Purchaser understands that its investment in the Securities involves a high degree of risk. No oral representations, warranties or guarantees of any kind have been made or oral information furnished to Purchaser or its representatives, if any, in

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            connection with Purchaser's due diligence review or purchase of the
            Securities. Purchaser acknowledges that: (i) the Company's common stock has been quoted on an over-the-counter bulletin board for only a limited number of years; (ii) its common stock has limited trading volume; (iii) there may only be a limited market for the Securities; and (iv) that investment in the Company involves substantial risks, including loss of the entire amount of such investment and has taken full cognizance of and understands all of the risk factors relating to the purchase of the Securities.

            (i) NO GOVERNMENTAL REVIEW. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

            (j) EXPERIENCE OF PURCHASER. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters, including investing in companies engaged in the business in which the Company is engaged, so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the financial risk of an investment in the Securities. Purchaser has adequate means of providing for its financial needs and contingencies while holding the Securities, which could be for an indefinite period. Purchaser has adequate means of providing for its current financial needs and possible contingencies, has no need for liquidity of investment in the Company, can afford to hold unregistered securities for an indefinite period of time and sustain a complete loss of the entire amount of the Securities, and has not made an overall commitment to investments which are not readily marketable that is so disproportionate as to cause such overall commitment to become excessive. Purchaser has not been formed for the specific purpose of acquiring the Securities.

            (k) SALE AND ISSUANCE OF ADDITIONAL SHARES TO OTHERS. Purchaser understands and agrees that additional shares of the Company's Common Stock may be issued by the Company from time to time, whether as part of the same offering by which Purchaser purchases the Securities or a different offering or other event, which could result in the dilution of the Purchaser's percentage interest and shareholding position in the Company.

            (l) UNREGISTERED SECURITIES; REGISTRATION RIGHTS. Purchaser understands that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state securities law, in reliance upon available exemptions from registration. Accordingly, Purchaser's right or ability to sell, transfer, pledge or otherwise dispose of the Securities are severely limited by applicable federal and state securities laws. Purchaser understands and agrees that the Securities cannot be resold, transferred, other otherwise disposed of unless it is registered or unless an exemption from

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            registration is available under the Securities Act and applicable state law. In connection with any sale, transfer or other disposition of the Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company, at the transferor's expense, a written opinion of counsel, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Purchaser agrees that any removal of the restrictive legend from certificates representing the Securities, which removal shall first be authorized by the Company subject to the terms of this Agreement, is predicated upon the Company's reliance on, and the Purchaser's agreement that, and Purchaser hereby agrees that, the Purchaser will not sell, transfer or otherwise dispose of any Securities except pursuant to either the registration requirements of the Securities Act and applicable state law, including any applicable prospectus delivery requirements, or an exemption therefrom. Except to the extent specified in this Agreement, the Company shall have no obligation to register with the Commission or any state regulator any secondary (i.e., resale) offering the Securities by Purchaser or its permitted transferees. Purchaser acknowledges and agrees that it has the financial wherewithal to and hereby assumes the risk of non-registration of the resale transaction of the Securities.

            (m) RESTRICTIVE LEGEND. Purchaser agrees to the imprinting, so long as is required under applicable federal and state securities laws, of a legend on each certificate evidencing the Securities in substantially the following form:

            THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

            Purchaser additionally agrees to the imprinting of such additional legends as the Company may reasonably determine are necessary to comply with the laws of any other jurisdiction, as well as any legends which the Company is required or permitted to affix per the terms of applicable voting or other contractual agreements.

            (n) NON-PUBLIC INFORMATION. Other than the terms of this Agreement which are subject to a confidentiality agreement until public announcement by the Company, Purchaser has not requested nor been furnished with any information known or believed to constitute material non-public information of the Company, unless prior thereto Purchaser shall have executed a written agreement acceptable to the Company regarding the confidentiality and use of such information, the

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            terms of which agreement are hereby incorporated by this reference.
            Purchaser agrees to maintain the confidentiality of the terms of this Agreement and the transactions contemplated hereunder, except to the extent that this Agreement and the transactions contemplated hereunder are publicly disclosed by the Company.

            (o) BROKERS/FINDERS. Except for fees payable by the Company to its finder/placement agent, if any, in connection with the sale and purchase of the Warrants by Purchaser, Purchaser represents and agrees that no brokerage, finder's or other fees, commissions or other amounts of any kind are or will be payable by the Company, on account of any agreement, understanding or undertaking by Purchaser, to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

            (p) REGULATORY DISCLOSURES. Purchaser understands and agrees that the Company shall and may make such public and regulatory filings and notices, disclosing the transactions contemplated hereby, in the manner and time required by the Commission and by state regulators, including the filing of this Agreement. Purchaser agrees to promptly review and comment on any proposed press release which the Company furnishes to Purchaser per Section 6(j).

            (q) REPLACEMENT OF CERTIFICATES. Purchaser agrees that if any certificate or instrument evidencing any Security is mutilated, lost, stolen or destroyed, the Company, at the cost of Purchaser or such other holder, shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or other form of security, if required by the Company.

            (r) USE OF PROCEEDS. Purchaser understand and agrees that the net proceeds from the sale of the Securities may be used by the Company for general corporate purposes.

            (s) LEGAL, TAXATION AND ACCOUNTING MATTERS. With respect to legal, taxation, accounting and other financial considerations involved in an investment in the Securities, Purchaser is not relying on the Company. Purchaser has carefully considered and has, to the extent Purchaser believes such discussion necessary, discussed with, and sought advice from, its professional legal, tax, accounting and financial advisors the suitability of an investment in the Securities, for its particular taxation, accounting, legal and financial situation and has determined that the Securities are suitable investment for Purchaser.

      6. ACKNOWLEDGMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company acknowledges, covenants, represents and warrants to Purchaser each of the following:

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      (a) ORGANIZATION AND QUALIFICATION. The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder, except to the extent that the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean, as to any entity, any material adverse effect on the business, operations, conditions (financial or otherwise), assets, results of operations or prospects of that entity or of the Company and its subsidiaries as a whole. The execution, delivery and performance by the Company of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or similar action on the part of the Company.

      (b) AUTHORIZATION AND ENFORCEABILITY. This Agreement and any related transaction documents to which it is a party have been duly executed by the Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.

      (c) CAPITALIZATION. The authorized and outstanding capitalization of the Company is as described in the Company's most recent periodic, current or other report or documents filed with the Commission or otherwise disclosed to purchaser upon its request. The Company has not issued any capital stock since such filing, other than pursuant to the exercise of employee stock options under the Company's stock option plans and pursuant to the conversion or exercise of Common Stock options, warrants or other rights, excluding any issuances of Common Stock or other securities not required to be reported on Form 8-K. All shares of the Company's issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company.

      (d) ISSUANCE OF THE WARRANTS AND THE WARRANTS SHARES. The Warrants and Warrant Shares are duly authorized. The Warrant Shares, when issued and paid for in accordance with the terms of the Warrant, will be duly and validly issued, fully paid and nonassessable, free and clear of all rights of third parties, other than any rights created by or imposed on the holders thereof through no action of the Company.

      (e) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with or violate any provision of the Company's certificate or articles of incorporation, bylaws or other organizational or charter documents, except to the extent that such conflict would not have, individually or in the aggregate, a Material Adverse Effect.

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      (f) SEC REPORTS; FINANCIAL STATEMENTS; LIABILITIES.

            (i) The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) of the Exchange Act for the 12 months preceding the date hereof (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the "SEC Reports"). As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (ii) The financial statements of the Company included in the SEC Reports comply with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved ("GAAP"), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, subject to normal year-end audit adjustments. Such financial statements fairly present in all material respects the financial position of the Company and its consolidated subsidiaries, if any, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

      (g) LITIGATION. The Company has no knowledge of any action, suit, inquiry, notice of violation, proceeding or investigation pending or threatened against the Company, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which adversely affects or challenges the legality, validity or enforceability of this Agreement or any of the Securities.

      (h) LICENSES; COMPLIANCE WITH REGULATORY REQUIREMENTS. The Company holds all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Company as presently operated.

      (i) PRIVATE PLACEMENT. Assuming and conditioned on the accuracy of the Purchaser's acknowledgements, representations and warranties set forth in
      Section 5, no registration under the Securities Act is required for the offer and sale of the Warrants by the Company to the Purchaser as contemplated hereby.

      (j) PRESS RELEASE. Before releasing to the media any news release which identifies Purchaser as having acquired the Securities, the Company shall furnish Purchaser the opportunity to review and promptly comment on the proposed press release.

      (k) REPLACEMENT OF CERTIFICATES. The Company agrees to furnish replacement certificates according to the provisions of Section 5(q).

      (l) CONFIDENTIAL INFORMATION. The Company covenants and agrees that (i) upon filing of a Current Report on Form 8-K describing the transactions contemplated hereby, the Purchaser shall not have received from the Company or any other person acting on its behalf any information known or believed to constitute material non-public information of the Company, other than the terms of this Agreement which are subject to a confidentiality agreement until public announcement; and (ii) neither the Company nor any other person acting on its behalf will after the date hereof provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

      7. TRANSFER RESTRICTIONS.

      (a) The Securities may only be sold, transferred or otherwise disposed of in compliance with the transfer restrictions specified in Section 3.1 of the Series B-1 Warrant and B-2 Warrant, respectively.

      (b) Purchaser and all subsequent holders agree to the imprinting, so long as is required by the terms of this Agreement and of the Warrants, of a legend on any certificates evidencing any of the transferred Securities, as required by this Agreement and the Warrants.

      8. REGISTRATION RIGHTS.

      (a) Within sixty (60) days after the date the Company closes the offering by which the Purchaser acquired the Warrants or September 30, 2005, whichever occurs first, (the "Filing Date") and subject to the requirements of the Securities Act and rules of the Commission, the Company shall file with the Commission a Form S-1 registration statement or pre-effective amendment thereto (or at the Company's election a registration statement on such other form as is then available to the Company) for the registration for resale of the Securities to be made on a continuous basis pursuant to Rule 415 (the "Registration Statement"). This provision may be satisfied by the Company furnishing the Commission's staff, with the staff's consent, by the Filing Date with proposed pre-effective amendments, for the staff's review and comment, prior to the filing of the pre-effective amendment itself with the Commission (a "Proposed Amendment").

      (b) The Company shall use its best efforts to cause the Registration Statement to be declared effective within one hundred eighty (180) days after the date the Company closes the offering by which the Purchaser acquired the Warrants or September 30, 2005,

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      whichever occurs first (the "Effective Date"). Each day beginning with the day the Company furnishes the Commission's staff with a Registration Statement or a Proposed Amendment until the day the Commission's staff furnishes its response to the Company shall be excluded from the 180 day period, unless the Company has not used its best efforts to furnish the Commission's staff with a Registration Statement or Proposed Amendments reasonably believed to be in material compliance with the Commission's rules. Upon Purchaser's request, the Company shall notify Purchaser of the dates of such filings and the Commission staff's responses.

      (c) Subject to the terms of this Agreement, the Company shall use its best efforts to cause the Registration Statement to remain effective until the earlier of (i) the date on which all Securities covered by the Registration Statement have been sold to the public pursuant to the Registration Statement or (ii) one year after the Effective Date of this Agreement or the first date thereafter as of which the reporting requirements of Rule 144(c) under the Securities Act have been satisfied (the "Registration Effective Period"). Obligations specified herein and in
      Section 9 of this Agreement which by their terms apply to Purchaser or any holder of the Securities, shall be binding on Purchaser or any holder.

      (d) Subject to the limitations specified herein and in the event that a Registration Statement has not been declared effective on or before the Effective Date, the Company shall pay Purchaser, and Purchaser shall accept as its sole and exclusive remedy, liquidated damages equal to three (3%) Percent of the Purchase Price ("Initial Liquidated Damages"). In addition, for each additional thirty (30) days period after the Filing Period that the Registration Statement has not yet become effective, the Company will pay the Purchaser three-quarters of one percent (0.75%) of the Purchase Price for each such thirty (30) day period, except that as Warrant Shares become eligible for resale under Rule 144, the pro rata portion of the Purchase Price allocated to such Warrant Shares shall be excluded from the computation ("Additional Liquidated Damages"). Purchaser agrees that the Company shall not be liable for Initial or Additional Liquidated Damages in the event that failure to achieve an effective Registration Statement by the Effective Date is due to events beyond the Company's reasonable control, including the failure of accountants or other experts to timely furnish opinions or consents, provided that the Company has used its best efforts to timely request such opinions and consents and has timely furnished such accountants or other experts with all documents or other information which they reasonably require in order to furnish such opinions or consents. Upon Purchaser's reasonable request and subject to a mutually acceptable confidentiality agreement if requested by the Company, the Company shall permit Purchaser to communicate with such experts for the purpose of assessing whether the Company has utilized its best efforts as required herein.

      (e) Purchaser further agrees and acknowledges that (a) its damages for the Company's failure to cause a Registration Statement to become effective by the Effective Date are difficult to ascertain, (b) that the Initial Liquidated Damages and the Additional Liquidated Damages are intended to compensate Purchaser for such failure and not constitute a penalty and (c) the Initial Liquidated Damages and the Additional Liquidated Damages shall be Purchaser's sole and exclusive remedy, at law or in equity, for the

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      Company's failure to use its best efforts to file and cause a Registration
      Statement to become effective by the Effective Date.

      9. REGISTRATION PROCEDURES. In connection with the Company's registration obligations hereunder, during the Registration Effective Period, the Company shall:

      (a) Prepare and file with the Commission such amendments, including post-effective amendments, as may be necessary to keep the Registration Statement continuously effective as to the Securities for the Registration Effectiveness Period.

      (b) Respond as promptly as commercially reasonable to any comments received from the Commission with respect to the Registration Statement or any amendment thereto.

      (c) Use its commercially reasonable efforts to comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the holders thereof set forth in the Registration Statement as so amended or in such prospectus as so supplemented.

      (d) Use its commercially reasonable efforts to avoid the issuance of, or, if issued, use such efforts to obtain the withdrawal of, (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Securities for sale in any jurisdiction, at the earliest practicable time.

      (e) Furnish Purchaser, without charge upon request, at least one conformed copy of each effective Registration Statement and each amendment thereto, including financial statements and schedules.

      (f) Deliver to the Purchaser, without charge upon request, one copy of the effective prospectus and each amendment or supplement thereto; and the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by the Purchaser in connection with the offering and sale of the Securities covered by such prospectus and any amendment or supplement thereto.

      (g) Cooperate with the Purchaser to facilitate the timely preparation and delivery of certificates representing Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law and this Agreement, of all restrictive legends, and to enable such Securities to be in such denominations and registered in such names as the Purchaser may request at least five (5) business days prior to any sale of Securities. In connection therewith, the Company shall promptly after the effectiveness of the Registration Statement cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, which authorize and direct the transfer agent to issue such Securities without legend upon sale by the holder of such shares of Securities under the Registration Statement, for such time as the Registration Statement is effective.

      (h) Cause all Securities relating to such Registration Statement to be listed or quoted on any United States securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which similar securities issued by the Company are then listed or quoted.

      (i) Request the Purchaser or its transferee to furnish to the Company information regarding the Purchaser or transferee and the distribution of such Securities as is required by law or the Commission to be disclosed in the Registration Statement, and the Company may exclude from such registration the Securities of the Purchaser or its transferee for failure to furnish such information within a reasonable time prior to the filing of each Registration Statement, supplemented prospectus and/or amended Registration Statement.

      (j) Notify Purchaser when the Securities are covered by a Registration Statement during the Registration Effectiveness Period at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which such statements were made, is outdated, or is otherwise required to be amended. Thereafter, the Company shall use commercially reasonable efforts to prepare and file with the Commission and furnish to Purchaser or its transferee as promptly as commercially practicable a copy of a supplement to or an amendment of such prospectus or other such documents as may be necessary so that, as thereafter delivered to the holder of such Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which such statements were made.

      Purchaser or its transferee agrees that, upon receipt of a notice given by the Company of the occurrence of any event of the kind described herein, the holder shall discontinue disposition of the Securities under the Registration Statement or until the holder's receipt of the copies of the supplemented prospectus and/or amended Registration Statement or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus or Registration Statement.

      (k) If (i) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose and which the Company would be required to disclose under the Registration Statement, then the Company may postpone or suspend filing or effectiveness of a

      Registration Statement for a period not to exceed thirty (30) consecutive days, provided that the Company may not postpone or suspend its obligation hereunder for more than sixty (60) days in the aggregate during any 12 month period.

      (l) All fees and expenses incident to the performance of or compliance with the Registration Statement by the Company shall be borne by the Company, except as indicated otherwise herein.

      10. INDEMNIFICATION.

      (a) Except as otherwise provided for in Section 8, the Company shall indemnify and hold harmless Purchaser from and against any and all losses, claims, damages, liabilities, costs (including reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained or incorporated by reference in the Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding Purchaser furnished in writing to the Company by Purchaser expressly for use therein, which information was reasonably relied on by the Company for use therein or to the extent that such information relates to (x) Purchaser and was reviewed and expressly approved in writing by Purchaser expressly for use in the Registration Statement, such prospectus or such form of prospectus or in any amendment or supplement thereto or (y) Purchaser's proposed method of distribution of Registrable Securities, or
      (ii) the use by Purchaser of an outdated or defective prospectus; provided, however, that the indemnity agreement contained herein shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Company, which shall not be unreasonably withheld. The Company shall timely notify Purchaser of the institution, threat or assertion of any proceeding of which the Company is aware which may give rise to the Company's obligations under this agreement. Notwithstanding anything in this agreement to the contrary, the Seller shall have no obligation to indemnify Purchaser for its damages in an amount in excess of the Purchase Price.

      (b) Purchaser and each holder of Registerable Securities shall indemnify and hold harmless the Company, its directors, officers, agents and employees, from and against all Losses arising out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that (i) such untrue statement or omission is contained in or omitted from any information so furnished in writing by Purchaser or such holder to the Company specifically for inclusion in the Registration Statement or such prospectus and that such information was reasonably relied upon by the Company for use in the Registration Statement, such prospectus, or in any amendment or supplement thereto, or to the extent that such information relates to (x) Purchaser or such holder and was reviewed and expressly approved in writing by Purchaser or such holder expressly for use in the Registration Statement, such prospectus, or such form of prospectus or in any amendment or supplement thereto or (y) Purchaser's or such holder's proposed method of distribution of Registrable Securities or the use by Purchaser or a holder of an outdated or defective prospectus; provided, however, that this indemnity agreement shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the prior written consent of the Purchaser or holder, which consent shall not be unreasonably withheld.

      (c) Except as otherwise provided for in Section 8, the Company agrees to indemnify and hold harmless the Purchaser and its officers, directors, employees, shareholders, partners, members, agents, successors and assigns from and against any losses, damages, or expenses which are caused by or arise out of any breach or default in the performance by the Company of any covenant, representation, warranty or agreement made by the Company in this Agreement and the Warrants, and any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

      (d) The Purchaser agrees to indemnify and hold harmless the Company and its officers, directors, employees, shareholders, partners, members, agents, successors and assigns from and against any losses, damages, or expenses which are caused by or arise out of any breach or default in the performance by the Purchaser of any covenant, representation, warranty or agreement made by the Purchasers in this Agreement and the Warrants, and any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

      11. GOVERNING LAW AND ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding the fact that either Party is or may hereafter become domiciled or located in a different state or country. Any dispute, controversy or claim arising out of or relating to this Agreement, whether arising in contract, tort or otherwise shall be resolved in accordance with the rules of the American Arbitration Association, except for any equitable or injunctive relief sought under this Agreement. The arbitration shall be held at a location within Oakland County, Michigan. The Parties agree that any arbitration award rendered on any claim submitted to arbitration shall be final and binding upon the Parties and not subject to appeal and that judgment may be entered upon any arbitration award by any circuit court located in Michigan.

      12. SUCCESSORS BOUND BY AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Purchaser may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, which may be withheld. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      13. WAIVER. The waiver of a breach of any provision of this Agreement by any Party shall not operate or be construed as a waiver of any subsequent breach. Each and every right, remedy and power granted herein to any Party or allowed by law or equity shall be cumulative and not exclusive of any other. No waiver shall be effective unless signed in writing by the Party against whom it is sought to be enforced.

      14. AMENDMENT OF AGREEMENT. This Agreement may be altered or amended in any of its provisions only by the written agreement of the Parties hereto.

      15. INTERPRETATION OF AGREEMENT. This Agreement and the Warrants constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all other prior or contemporaneous agreements, either oral or written, between the Parties with respect to the subject matter hereof. This Agreement, or any facsimile hereof, may be executed by any number of counterparts, each of which shall constitute an original agreement, and all of which shall constitute one and the same instrument. Headings herein are for convenience only and shall not be deemed to limit or affect any of the provisions hereof.

      16. SURVIVAL OF COVENANTS, REPRESENTATIONS, WARRANTIES AND INDEMNITIES. All covenants, acknowledgements, representations, warranties and indemnities contained herein shall survive the execution and delivery of this Agreement.

      17. FORCE MAJEURE. If and to the extent that either Party's performance of any of its obligations pursuant to this Agreement is prevented, hindered or delayed by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions, electrical outages or revolutions or for any other similar reason which is not within the control of the Party whose performance is interfered with, (each, a "Force Majeure Event"), and such non-performance could not have been prevented by reasonable precautions, then the non-performing Party shall be excused from any further performance of those obligations for as long as such Force Majeure Event continues and such Party continues to use its best efforts to recommence performance whenever and to whatever extent possible without delay, including through the use of alternate sources, work around plans or other means. The Party whose performance is prevented, hindered or delayed by a Force Majeure Event shall immediately notify the other Party of the occurrence of the Force Majeure Event and describe in reasonable detail the nature of the Force Majeure Event (to be confirmed in writing within five (5) days of the inception of such delay).

      18. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be modified to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      19. HEADINGS. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

      20. NOTICE. Any and all notices or other communications or deliveries required or permitted to be provided hereunder, unless otherwise stated, shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., New York City time, on a business day, (ii) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service such as Federal Express or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to Purchaser at its address set forth on the last page of this Agreement, or with respect to the Company, addressed to:

                  Arcadia Resources, Inc.
                  26777 Central Park Boulevard, Suite 200
                  Southfield, Michigan 48076
                  Attention: Chairman and CEO
                  Tel. No.: (248) 352-7530
                  Facsimile No.: (248) 352-7534

                  With a copy to:

                  Kerr, Russell & Weber, PLC
                  500 Woodward Ave., Suite 2500
                  Detroit, Michigan 48226
                  Attention: Patrick J. Haddad, Esq.
                  Tel. No.: (313) 961-0200
                  Facsimile No.: (313) 961-0388

or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice.

                         SIGNATURES APPEAR ON NEXT PAGE

      The Parties hereto have executed and delivered this Stock Purchase Agreement as of the Effective Date written above.

SELLER:

ARCADIA RESOURCES, INC.,
a Nevada corporation

By:  /s/  John E. Elliott, II
     ---------------------------

Its: Chairman and CEO

PURCHASER:

ROYAL BANK OF CANADA,
BY ITS AGENT RBC CAPITAL MARKETS CORPORATION

By:  /s/ Josef Muskatel
     ---------------------------

Its: Director and Senior Counsel

By:  /s/ Steven C. Miller
     ---------------------------
Its:  Managing Director

FEIN: _____________________________________

Mailing Address for Securities Certificates:

One Liberty Plaza
165 Broadway
New York, NY 10006
Attn: Joe Muskatel, Esq.

Number of Shares Issuable on
exercise of Series B-1 Warrant: 8,888,889

Number of Shares Issuable on
exercise of Series B-2 Warrant: 3,111,111

Total Purchase Price: $20,000,000 and No/100

Expiration Date of Terms of Warrants: September 26, 2009